SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                             (Amendment No. __)

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Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              COMMUNITY BANCSHARES, INC.
                  (Name of Registrant as Specified in Its Charter)

                                   Not Applicable
          (Name of Person(s) Filing Proxy Statement if other than Registrant)

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            pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[  ]	Fee paid previously with preliminary materials.
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       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration
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	1)	Amount Previously Paid: ____________________________________

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                         [COMMUNITY BANCSHARES LETTERHEAD]

                                  June 8, 1998

To the shareholders of Community Bancshares, Inc.:

	On behalf of a majority of the Board of Directors of Community Bancshares, Inc.
(the "Company"), we wanted to inform you that in connection with the upcoming
1998 Annual Meeting of Shareholders, Edward F. Greene and Stephen B. Greene,
directors of the Company (collectively referred to as the "Minority Directors"), are soliciting proxies in opposition to the three director nominees approved by a majority of the Board.

	WE URGE YOU NOT TO SIGN ANY PROXIES SOLICITED BY EDWARD F. GREENE OR STEPHEN
B. GREENE.

	We are not yet requesting your proxy, but ask only that you withhold judgment until you have received a proxy statement and proxy card solicited on behalf of a majority of the Board of Directors of the Company, which you will receive shortly.  Please Do Not send in any proxies solicited by the Minority Directors before you have received and considered our proxy material.

	We believe that we have done an outstanding job of building stockholder value and that we have earned your trust and support.  Your 1997 Annual Shareholders
Report will be forthcoming, which clearly demonstrates 1997 was an excellent year for our Company.  During the year, the Company's net income increased 79%
to $628,122, while loans increased 31% and deposits increased 26%.  In addition, we have continued to maintain a high quality loan portfolio.  Most importantly, however, we continue to gain market share, primarily at the expense of our competitors.  We believe our 1997 financial performance, as well as management's policies, position us well for future growth and profitability as an independent, community-owned Bank.

	We are committed to keeping you informed of further developments in our proxy battle with the Minority Directors and you may be assured that we will continue to act in the best interest of the Company and its shareholders.  We expect that the annual meeting of shareholders will be held in early July 1998.  Should you have any questions, please do not hesitate to contact us at (336) 903-0600, extension 300. Thank you for your continued support.

	On behalf of the Majority of the Board of Directors of the Company,



	/s/ Dwight E. Pardue			/s/ Ronald S. Shoemaker
	Dwight E. Pardue				Ronald S. Shoemaker
	Chairman of the Board			President and Chief Executive Officer

Certain of the directors of the Company and the Company's nominees for director are participants in the solicitation of proxies in opposition to the Minority Directors. Certain information with respect to such participants is attached hereto


                                                                     Number of
Beneficial Owner                           Occupation            Shares Owned(1)
Brent F. Eller	          Mr. Eller has served as Secretary         27,524(2)
649 Vannoy Maxwell Road     and Treasurer of the Company since
Purlear,                    June 1990.  Mr. Eller served as an
     North Carolina 28665   operation specialist with Lowe's
                            Companies, Inc., a retail building
                            materials and home center chain, from
                            1980 until his retirement in 1994.

Jack R. Ferguson	          Mr. Ferguson is presently retired.        74,738(3)
71 Beaverdam Road           From 1954 to 1985, he served in
Candler,                    various capacities with Lowe's
     North Carolina 28715   Companies, Inc., including most
                            recently as manager of the
                            Hendersonville, North Carolina store.


*Gilbert R. Miller	     Mr. Miller is presently retired.  From    66,828(4)
P.O. Box 1497                1947 to 1986, Mr. Miller served as
Miller's Creek,              President and Chief Financial Officer
    North Carolina 28651     of Miller Brothers Lumber Company.
                             Mr. Miller has been a director of the
                             Company since 1990.

*Randy D. Miller	           Mr. Miller has served as President of     51,168
164 Old Highway 60           Randy miller Lumber Company since
Miller's Creek,              1983.  Mr. Miller has also served as
     North Carolina 28651    President of Randy Miller Trucking
                             Company since 1983, and as President of
                             Pine Log Company since 1995.

Dwight E. Pardue	           Mr. Pardue is presently retired.  Mr.     84,096(5)
P.O. Box 791                 Pardue currently serves as Chairman
North Wilkesboro,            of the Boardof the Company.  From 1956
      North Carolina 28659   to January 1990, Mr. Pardue served in
                             various capacities with Lowes Companies,
                             Inc., including most recently Senior
                             Executive Vice President.

Robert F. Ricketts	     Mr. Ricketts is a dentist who has been    45,786(6)
P.O. Box 157                 engaged in private practice in North
North Wilkesboro,            Wilkesboro since 1976.
      North Carolina 28659

*Rebecca Ann Sebastian	     Ms. Sebastian is presently retired.       64,310(7)
159 Little Mountain          Ms. Sebastian served as Media
        Church Road          Coordinator of the North Wilkesboro
North Wilkesboro,            Elementary School from 1972 until her
      North Carolina 28659   retirement in 1994.  Ms. Sebastian has
                             been a director of the Company since
                             1990.

R. Colin Shoemaker	     R. Colin Shoemaker has served as          21,424(8)
516 Germantown Road          Controller and Office Manager of
Wilkesboro,                  Key City Furniture Company, Inc.
      North Carolina 28697   since 1985.

Ronald S. Shoemaker	      Ronald S. Shoemaker has served as        79,696(9)
924 Pleasant Home Church Road President of the Company since June
Miller's Creek,               1990, and has been engaged in the
      North Carolina 28651    organization of the Company and the
                              Bank since February 1990.  Mr.
                              Shoemaker served as Senior Vice
                              President and City Executive for
                              Southern National Bank of North
                              Carolina from 1985 to 1988.

* Denotes nominees approved by a majority of the Board of Directors of the Company for election at the 1998 Annual Meeting of Shareholders. With the exception of Randy D. Miller, each of the above persons is a director of the Company.
_____________________

(1) Except as otherwise indicated, each person named in this table possesses sole voting and investment power with respect to the shares beneficially owned by such person. "Beneficial Ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes warrants and options which are exercisable within sixty days of the date hereof. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934.

(2) Includes 8,724 shares subject to presently exercisable stock purchase warrants and 8,000 shares subject to presently exercisable stock options. Of the 27,524 shares beneficially owned by Mr. Eller, 8,800 are owned jointly with his wife and 2,000 are owned by his IRA.

(3) Includes 8,000 shares subject to presently exercisable stock options. Of the 74,738 shares beneficially owned by Mr. Ferguson, 33,200 shares are owned by Mr. Ferguson jointly with his spouse, and 2,000 shares are held by the Ferguson Educational Trust.

(4) Includes 8,000 shares subject to presently exercisable stock options. Shares are owned by Mr. Miller jointly with his spouse.

(5) Includes 8,000 shares subject to presently exercisable stock options.

(6) Includes 4,262 shares subject to presently exercisable stock purchase warrants and 8,000 shares subject to presently exercisable stock options.

(7) Includes 5,000 shares owned jointly by Ms. Sebastian with a relative and 8,000 shares subject to presently exercisable stock options.

(8) Includes 2,060 shares subject to presently exercisable stock purchase warrants and 8,000 shares subject to presently exercisable stock options. Of the 21,424 shares beneficially owned by Mr. Shoemaker, 4,180 shares are owned jointly with his wife, 1,210 shares are owned by Mr. Shoemaker's IRA and 1,210 shares are owned by his wife's IRA.

(9) Includes 57,596 shares subject to presently exercisable stock options.